Exhibit 99
GE HealthCare Reports Fourth Quarter and Full Year 2022 Financial Results
•4Q Revenues up 8% year-over-year, Organic revenues* up 13%

•4Q Net income of $554 million versus $564 million for the prior year, Adjusted EBIT* of $844 million versus $827 million

•4Q EPS were $1.21 versus $1.24 in the prior year, Adjusted EPS* were $1.31 versus $1.36

•Reaffirmed 2023 guidance disclosed earlier this month; introduced 2023 Adjusted EPS* guidance

Chicago, IL – January 30, 2023 – GE HealthCare (Nasdaq: GEHC), a leading global precision care innovator, today reported financial results for the fourth quarter and full year ended December 31, 2022.
GE HealthCare President and CEO Peter Arduini said, “GE HealthCare delivered strong revenue growth in the fourth quarter and full year 2022 driven by robust end market demand, improved pricing, and easing supply chain pressures. Revenue growth reflects our progress to offset delivery challenges and improve product fulfillment."

Arduini continued, "Looking ahead, we're confident that our accelerated investment in innovation, as well as standardization across platforms, will drive revenue and margin growth. We're seeing customers continue to invest along with macroeconomic tailwinds, such as increasing healthcare digitization, expanding access to care, and an aging population globally. We are well positioned to deliver on our 2023 commitments.”

Fourth quarter 2022 total financial performance
•Revenues of $4.9 billion increased 8% and 13% on an Organic basis* year-over-year, driven by growth in Imaging, Patient Care Solutions (PCS), and Ultrasound. Acquisitions favorably impacted total revenue growth by 1% and foreign exchange negatively impacted growth by 6%. Total company book-to-bill, defined as Total orders divided by Total revenues within a given financial period, was 1.07 times for the quarter, led by strong order growth in Imaging and Ultrasound.
•Net income was $554 million versus $564 million for the prior year, and Adjusted EBIT* was $844 million versus $827 million.
•Net income margin was 11.2% versus 12.3% for the prior year, and Adjusted EBIT margin* was 17.1% versus 18.0%. Both measures were impacted by inflation, mix, planned R&D investment, and foreign exchange headwinds, partially offset by price and volume gains. Standalone Adjusted EBIT margin* for the fourth quarter of 2022 is estimated at 16.1%, which includes the impact of standalone costs.
•Earnings per share (EPS) from continuing operations were $1.21, compared to $1.24 in the prior year. Adjusted EPS* were $1.31, compared to $1.36 in the prior year. Standalone Adjusted EPS* for the fourth quarter of 2022 were estimated at $1.06, which includes the impact of standalone costs, interest, and tax.
•Cash flow from operating activities was $1.1 billion, up $1.1 billion year-over-year, and Free cash flow* was $987 million, up $436 million year-over-year with improvement in supply chain and collections.

* Non-GAAP financial measure.

Fourth quarter 2022 segment financial performance

Imaging
•Revenues of $2.7 billion increased 11% and 18% on an Organic basis* year-over-year.
•Strong revenue growth was driven by Molecular Imaging and Computed Tomography, Magnetic Resonance, and surgery.
•Segment EBIT was $321 million versus $317 million for the prior year.
•Segment EBIT margin was 11.8% versus 13.0% for prior year, pressured by continued inflation, mix, and investment, partially offset by volume and price.
Ultrasound
•Revenues of $956 million increased 6% and 7% on an Organic basis* year-over-year.
•Solid revenue growth led by Radiology and Primary Care, Women’s Health, Cardiovascular, as well as handheld ultrasound.
•Segment EBIT was $285 million versus $278 million for the prior year.
•Segment EBIT margin was 29.8% versus 31.0% for prior year, impacted by inflation and investment, partially offset by price.
Patient Care Solutions
•Revenues of $786 million increased 7% and 10% on an Organic basis* year-over-year.
•Strong revenue improvement driven by impact of supply chain resiliency and price actions.
•Segment EBIT was $130 million versus $91 million for the prior year.
•Segment EBIT margin was 16.5% versus 12.4% for prior year, improved through price, volume, and lower costs, partially offset by inflation.
Pharmaceutical Diagnostics
•Revenues of $473 million decreased 5% and increased 2% on an Organic basis* year-over-year.
•Revenue was impacted by fewer procedures in China and normalization of U.S. customer inventory.
•Segment EBIT of $109 million versus $139 million for the prior year.
•Segment EBIT margin was 23.0% versus 27.8% for prior year, impacted by inflationary pressures on production materials and lower volumes.

Full year 2022 total financial performance
•Revenues of $18.3 billion increased 4% and 7% on an Organic basis* year-over-year, driven by Imaging and Ultrasound. Acquisitions favorably impacted total revenue growth by 1%, and foreign exchange negatively impacted growth by 4%. Total company book-to-bill was 1.08 times for the full year.
•Net income was $1.9 billion versus $2.2 billion for the prior year, and Adjusted EBIT* of $2.9 billion versus $3.2 billion.
•Net income margin was 10.4% versus 12.8% for the prior year, and Adjusted EBIT margin* was 15.6% versus 18.0%. Both measures were affected by inflationary pressures and planned R&D investments, partially offset by volume and price. Standalone Adjusted EBIT margin* for the full year 2022 is estimated at 14.5%, which includes the impact of standalone costs.

* Non-GAAP financial measure.

•EPS from continuing operations were $4.18 compared to $4.91 for full year 2021. Adjusted EPS* were $4.63, compared to $5.17 in prior year. Results continued to be impacted by inflation and planned R&D investments. Standalone Adjusted EPS* for full year 2022 were estimated at $3.38, which includes the impact of standalone costs, interest, and tax.
•Cash flow from operating activities was $2.1 billion versus $1.6 billion for the prior year, and Free cash flow* was $1.8 billion versus $2.8 billion, impacted by supply chain pressures and lower Adjusted EBIT*.
•Cash flow conversion, defined as cash from operating activities divided by net income attributable to GE HealthCare, was 111% while Free cash flow conversion* was 87% for 2022.

Growth and Innovation
•Announced agreement to acquire IMACTIS to strengthen capabilities in interventional guidance.
•AIR Recon DL technology recognized by Popular Science magazine in the ‘Best of What’s New’ awards.
•MediView collaboration to integrate medical imaging into mixed reality solutions through the development of the OmnifyXRTM interventional suite system.
•Introduced SIGNA Experience: a new platform of transformative technologies that leverages the power of AI and deep-learning in MRI scanning.
•Announced $80 million investment to expand contrast media production capacity.
•GE HealthCare and Accuray collaborate to expand access, advance the practice of precision radiation therapy.

Outlook
Today, the Company reaffirmed its guidance for full year 2023 and introduced Adjusted EPS* guidance as follows:
•Organic revenue growth* in the range of 5% to 7% year-over-year.
•Adjusted EBIT margin* in the range of 15.0% to 15.5%, reflecting an expansion of 50 to 100 basis points versus 2022 Standalone Adjusted EBIT margin* of 14.5%.
•Adjusted effective tax rate (ETR)* in the range of 23% to 25%.
•Adjusted EPS* in the range of $3.60 to $3.75. This compares to 2022 Standalone Adjusted EPS* of $3.38.
•Free cash flow conversion* of 85% or more for the full year. The Company's cash flow outlook assumes that the legislation requiring R&D capitalization for tax purposes is repealed or deferred beyond 2023. The Free cash flow* impact of this legislation is approximately 10 points of Free cash flow conversion* for the year.

The Company provides its outlook on a non-GAAP basis. Refer to the Non-GAAP Financial Measures in Outlook section below for more details.

* Non-GAAP financial measure.

Unaudited Combined Statements of Income
	Three Months ended December 31		Years ended December 31
(In millions)	2022	2021	2022	2021
Sales of products	$3,342	$2,956	$12,044	$11,165
Sales of services	1,596	1,633	6,297	6,420
Total revenues	4,938	4,589	18,341	17,585
Cost of products	2,150	1,901	7,975	7,196
Cost of services	856	826	3,187	3,215
Gross profit	1,932	1,862	7,179	7,174
Selling, general, and administrative	884	910	3,631	3,563
Research and development	271	225	1,026	816
Total operating expenses	1,155	1,135	4,657	4,379
Operating income	777	727	2,522	2,795
Interest and other financial charges – net	59	6	77	40
Non-operating benefit (income) costs	(1)	1	(5)	3
Other (income) expense – net	1	(35)	(62)	(123)
Income from continuing operations before income taxes	718	755	2,512	2,875
Benefit (provision) for income taxes	(151)	(179)	(563)	(600)
Net income from continuing operations	567	576	1,949	2,275
Income from discontinued operations, net of taxes	6	—	18	18
Net income	573	576	1,967	2,293
Net (income) attributable to noncontrolling interests	(19)	(12)	(51)	(46)
Net income attributable to GE HealthCare	$554	$564	$1,916	$2,247

* Non-GAAP financial measure.

Unaudited Combined Statements of Financial Position
	As of
(In millions, except share and per share amounts)	December 31, 2022	December 31, 2021
Cash, cash equivalents, and restricted cash	$1,445	$556
Receivables – net of allowances of $91 and $107	3,295	3,227
Due from related parties	17	32
Inventories	2,155	1,946
Contract and other deferred assets	989	802
All other current assets	417	437
Current assets	8,318	7,000
Property, plant, and equipment – net	2,314	2,235
Goodwill	12,813	12,892
Other intangible assets – net	1,520	1,847
Deferred income taxes	1,550	1,287
All other assets	1,024	1,047
Total assets	$27,539	$26,308
Short-term borrowings	$15	$6
Accounts payable	2,944	2,540
Due to related parties	146	189
Contract liabilities	1,896	1,864
All other current liabilities	2,190	2,162
Current liabilities	7,191	6,761
Long-term borrowings	8,234	31
Compensation and benefits	549	751
Deferred income taxes	370	385
All other liabilities	1,603	1,484
Total liabilities	17,947	9,412
Commitments and contingencies
Redeemable noncontrolling interests	230	220
Common stock, par value $0.01 per share, 100,000 shares authorized, 100 shares issued and outstanding as of 2022; none issued and outstanding as of 2021	—	—
Net parent investment	11,235	17,692
Accumulated other comprehensive income (loss) – net	(1,878)	(1,037)
Total equity attributable to GE HealthCare	9,357	16,655
Noncontrolling interests	5	21
Total equity	9,362	16,676
Total liabilities, redeemable noncontrolling interests, and equity	$27,539	$26,308

* Non-GAAP financial measure.

Unaudited Combined Statements of Cash Flows
	Years ended December 31
(In millions)	2022	2021
Net income	$1,967	$2,293
Income from discontinued operations, net of taxes	18	18
Net income from continuing operations	$1,949	$2,275
Adjustments to reconcile Net income from continuing operations to Cash from (used for) operating activities
Depreciation and amortization of property, plant, and equipment	228	225
Amortization of intangible assets	405	400
Gain on fair value remeasurement of contingent consideration	(65)	—
Provision for income taxes	563	600
Cash paid during the year for income taxes	(851)	(615)
Changes in operating assets and liabilities, excluding the effects of acquisitions and dispositions:
Receivables	(231)	(1,336)
Due from related parties	13	157
Inventories	(402)	(435)
Contract and other deferred assets	(222)	23
Accounts payable	481	263
Due to related parties	(33)	(21)
Contract liabilities	138	(21)
All other operating activities	161	92
Cash from (used for) operating activities – continuing operations	2,134	1,607
Cash flows – investing activities
Additions to property, plant, and equipment	(310)	(242)
Dispositions of property, plant, and equipment	4	15
Additions to internal-use software	—	(6)
Purchases of businesses, net of cash acquired	—	(1,481)
All other investing activities	(92)	(47)
Cash from (used for) investing activities – continuing operations	(398)	(1,761)
Cash flows – financing activities
Net increase (decrease) in borrowings (maturities of 90 days or less)	9	(7)
Newly issued debt, net of debt issuance costs (maturities longer than 90 days)	8,198	5
Repayments and other reductions (maturities longer than 90 days)	(3)	(10)
Transfers (to) from Parent	(8,934)	(238)
All other financing activities	(92)	(13)
Cash from (used for) financing activities – continuing operations	(822)	(263)
Cash from (used for) operating activities – discontinued operations	(21)	—
Cash from (used for) investing activities – discontinued operations	—	—
Cash from (used for) financing activities – discontinued operations	—	—
Effect of foreign currency rate changes on cash, cash equivalents, and restricted cash	(3)	(34)
Increase (decrease) in cash, cash equivalents, and restricted cash	890	(451)
Cash, cash equivalents, and restricted cash at beginning of year	561	1,012
Less cash, cash equivalents, and restricted cash of discontinued operations at December 31	—	—
Cash, cash equivalents, and restricted cash as of December 31	$1,451	$561
Supplemental disclosure of cash flows information
Cash paid during the year for interest	$—	$(21)
Non-cash investing and financing activities
Purchase of property, plant, and equipment included in accounts payable	$43	$29

* Non-GAAP financial measure.

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of GE HealthCare’s performance and its liquidity that the Company believes will help investors understand its financial condition, cash flows and operating results and assess its future prospects. The Company believes that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to its core operating results and the overall health of the Company. These non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allows investors to see results “through the eyes of management.” The Company believes that providing this information assists investors in understanding its operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with the Company’s U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in the Company's underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies within the Company's industry.
The Company defines these non-GAAP financial measures as:
•Organic revenue: Total revenues excluding the effects of: (1) net sales from recent acquisitions and divestitures with less than a full year of comparable net sales; and (2) foreign currency exchange rate fluctuations in order to present revenue on a constant currency basis.
•Organic revenue growth rate: Rate of change when comparing Organic revenue, period over period.
•Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of: (1) Interest and other financial charges – net; (2) Non-operating benefit (income) costs; (3) Provision (benefit) for income taxes; (4) Income (loss) from discontinued operations, net of taxes; (5) Net (income) loss attributable to noncontrolling interests; (6) restructuring costs; (7) acquisition, disposition related charges (benefits); (8) Spin-Off and separation costs; (9) (gain)/loss of business dispositions/divestments; (10) amortization of acquisition related intangible assets; and (11) investment revaluation (gain)/loss. In addition, the Company may from time to time consider excluding other nonrecurring items to enhance comparability between periods.
•Adjusted EBIT margin: Adjusted EBIT divided by Total revenues for the same period.
•Standalone Adjusted EBIT: Adjusted EBIT including the effects of recurring and on-going costs to operate new functions required for a standalone company that management believes provide a better depiction of the operations of GE HealthCare as a standalone company.
•Standalone Adjusted EBIT margin: Standalone Adjusted EBIT divided by Total revenues for the same period.

The Company believes Adjusted EBIT, Adjusted EBIT margin, Standalone Adjusted EBIT, and Standalone Adjusted EBIT margin provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors. These metrics exclude interest expense, interest income, and tax expense, as well as unique and/or non-cash items, that can have a material impact on the Company's results. The Company believes this provides additional insight into how its businesses are performing, on a normalized basis. However, these non-GAAP financial measures should not be construed as inferring that the Company's future results will be unaffected by the items for which the measure adjusts.

* Non-GAAP financial measure.

•Adjusted Net Income: Net income attributable to GE HealthCare excluding (1) Non-operating benefit (income) costs; (2) restructuring costs; (3) acquisition, disposition related charges (benefits); (4) Spin-Off and separation costs; (5) (gain)/loss of business dispositions/divestments; (6) amortization of acquisition-related intangible assets; (7) investment revaluation (gain)/loss; (8) tax effect of reconciling items (items 1-7); (9) certain tax adjustments as described in Adjusted tax expense definition below and (10) Income (loss) from discontinued operations, net of taxes. In addition, the Company may from time to time consider disclosing other nonrecurring items to enhance comparability between periods.
•Adjusted EPS: Earnings per share from continuing operations excluding the per share impact of: 1) Non-operating benefit (income) costs; (2) restructuring costs; (3) acquisition, disposition related charges (benefits); (4) Spin-Off and separation costs; (5) (gain)/loss of business dispositions/divestments; (6) amortization of acquisition-related intangible assets; (7) investment revaluation (gain)/loss; (8) tax effect of reconciling items (items 1-7); and (9) certain tax adjustments as described in Adjusted tax expense definition below.
•Standalone Adjusted EPS: Adjusted EPS including the per share impact of the effects of recurring and on-going costs to operate new functions required for a standalone company and interest expense associated with third party debt that management believes provide a better depiction of the operations of GE HealthCare as a standalone company.
The Company believes Adjusted net income, Adjusted EPS, and Standalone Adjusted EPS provide investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how it evaluates the business. These non-GAAP financial measures also provide management and investors with additional perspective regarding the impact of certain significant items on the Company's combined earnings. However, they should not be construed as inferring that the Company's future results will be unaffected by the items for which the measure adjusts.
•Adjusted tax expense and Adjusted effective tax rate (ETR): Adjusted tax expense is Income tax expense less the income tax related to EBIT adjustments above and certain income tax adjustments. Examples of income tax adjustments include the impact of tax legislation and the establishment or reversal of significant deferred tax asset valuation allowances. Adjusted ETR is Adjusted tax expense divided by Income before income taxes less EBIT adjustments above. Adjusted tax expense and Adjusted ETR can be used by investors to review the income tax expense and effective tax rate for the Company's operations on a consistent basis.
•Free cash flow: Cash from (used for) operating activities - continuing operations adjusting for the effects of (1) additions to PP&E and internal-use software; (2) dispositions of PP&E; and (3) impact of factoring programs.
•Free cash flow conversion: Free cash flow divided by Adjusted net income.
The Company believes that Free cash flow and Free cash flow conversion provide management and investors with important measures of the Company's ability to generate cash on a normalized basis. These metrics also provide insight into the Company's flexibility to allocate capital, including reinvesting in the company for future growth, paying down debt, paying dividends, and pursuing other opportunities that may enhance stockholder value. The Company believes investors may find it useful to compare Free cash flow performance without the effects of the factoring program discontinuation. The cash flow from operating activity impact from factoring programs discontinued in 2021 represents the cash that the Company would have otherwise collected in the period had customer receivables not been previously sold to General Electric Company ("GE") in those discontinued programs.

* Non-GAAP financial measure.

Unaudited Organic Revenue*
	Three months ended December 31			Years ended December 31
($ In millions)	2022	2021	% change	2022	2021	% change
Imaging revenues	$2,709	$2,437	11%	$9,985	$9,433	6%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(158)	—		(413)	—
Imaging organic revenue*	$2,867	$2,437	18%	$10,398	$9,433	10%
Ultrasound revenues	$956	$898	6%	$3,422	$3,172	8%
Less: Acquisitions(a)	63	—		237	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(67)	—		(182)	—
Ultrasound organic revenue*	$960	$898	7%	$3,367	$3,172	6%
PCS revenues	$786	$735	7%	$2,916	$2,915	—%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(25)	—		(73)	—
PCS organic revenue*	$811	$735	10%	$2,989	$2,915	3%
PDx revenues	$473	$500	(5)%	$1,958	$2,018	(3)%
Less: Acquisitions(a)	—	—		2	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(37)	—		(100)	—
PDx organic revenue*	$510	$500	2%	$2,056	$2,018	2%
Other revenues	$14	$19	(26)%	$60	$47	28%
Less: Acquisitions(a)	—	—		—	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(1)	—		(3)	—
Other organic revenue*	$15	$19	(21)%	$63	$47	34%
Total revenues	$4,938	$4,589	8%	$18,341	$17,585	4%
Less: Acquisitions(a)	63	—		239	—
Less: Dispositions(b)	—	—		—	—
Less: Foreign currency exchange	(288)	—		(771)	—
Organic revenue*	$5,163	$4,589	13%	$18,873	$17,585	7%
(a)Represents revenue attributable to acquisitions from the date the Company completed the transaction through the end of four quarters following the transaction.
(b)Represents revenue attributable to dispositions for the four quarters preceding the disposition date.

* Non-GAAP financial measure.

Unaudited Adjusted EBIT*
	Three months ended December 31			Years ended December 31
($ In millions)	2022	2021	% change	2022	2021	% change
Net income attributable to GE HealthCare	$554	$564	(2)%	$1,916	$2,247	(15)%
Add: Interest and other financial charges - net	59	6		77	40
Add: Non-operating benefit (income) costs	(1)	1		(5)	3
Less: Benefit (provision) for income taxes	(151)	(179)		(563)	(600)
Less: Income (loss) from discontinued operations, net of taxes	6	—		18	18
Less: Net (income) loss attributable to noncontrolling interests	(19)	(12)		(51)	(46)
EBIT*	$776	$762	2%	$2,584	$2,918	(11)%
Add: Restructuring costs(a)	36	28		146	155
Add: Acquisition, disposition related charges (benefits)(b)	(14)	11		(34)	14
Add: Spin-Off and separation costs(c)	7	—		14	—
Add: (Gain)/loss of business dispositions /divestments(d)	—	2		(1)	(2)
Add: Amortization of acquisition-related intangible assets	31	23		121	90
Add: Investment revaluation (gain)/loss(e)	8	1		31	(3)
Adjusted EBIT*	$844	$827	2%	$2,861	$3,172	(10)%
Net income margin	11.2%	12.3%	(110) bps	10.4%	12.8%	(240) bps
Adjusted EBIT margin*	17.1%	18.0%	(90) bps	15.6%	18.0%	(240) bps
(a)Consists of severance, facility closures, and other charges associated with historical restructuring programs.
(b)Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c)Costs incurred in the Spin-Off and separation from GE including system implementation, audit and advisory fees, legal entity separation, and other one-time costs.
(d)Consists of gains and losses resulting from the sale of assets and investments.
(e)Primarily relates to valuation adjustments for equity investments.

* Non-GAAP financial measure.

Unaudited Adjusted Net Income*
	Three months ended December 31			Years ended December 31
($ In millions)	2022	2021	% change	2022	2021	% change
Net income attributable to GE HealthCare	$554	$564	(2)%	$1,916	$2,247	(15)%
Add: Non-operating benefit (income) costs	(1)	1		(5)	3
Add: Restructuring costs(a)	36	28		146	155
Add: Acquisition, disposition related charges(b)	(14)	11		(34)	14
Add: Spin off and separation costs(c)	7	—		14	—
Add: Gain/loss of business dispositions/divestments(d)	—	2		(1)	(2)
Add: Amortization of acquisition related intangible assets	31	23		121	90
Add: Investment revaluation (gain)/loss(e)	8	1		31	(3)
Add: tax effect of reconciling items	(19)	(13)		(67)	(62)
Less: Certain tax adjustments(f)	—	—		—	77
Less: Income (loss) from discontinued operations, net of taxes	6	—		18	18
Adjusted net income*	$596	$617	(3)%	$2,103	$2,347	(10)%
(a)Consists of severance, facility closures, and other charges associated with historical restructuring programs.
(b)Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c)Costs incurred in the Spin-Off and separation from GE including system implementation, audit and advisory fees, legal entity separation, and other one-time costs.
(d)Consists of gains and losses resulting from the sale of assets and investments.
(e)Primarily relates to valuation adjustments for equity investments.
(f)Consists of certain income tax adjustments, such as the impact of tax legislation and the establishment or reversal of significant deferred tax asset valuation allowances.

* Non-GAAP financial measure.

Unaudited Free Cash Flow*
	Three months ended December 31			Years ended December 31
($ In millions)	2022	2021	% change	2022	2021	% change
Cash from (used for) operating activities – continuing operations	$1,063	$(11)	F	$2,134	$1,607	33%
Cash flow conversion				111%	72%	39 pts
Add: Additions to PP&E and internal-use software	(77)	(73)		(310)	(248)
Add: Dispositions of PP&E	1	(1)		4	15
Add: Impact of discontinued factoring programs(a)	—	636		—	1,453
Free cash flow*	$987	$551	79%	$1,828	$2,827	(35)%
Free cash flow conversion*				87%	120%	(33) pts
(a) Adjustment to present net cash flows from operating activities from continuing operations had the Company not factored receivables with GE’s Working Capital Solutions (“WCS”). By the end of 2021, factoring of receivables with WCS was discontinued.

Unaudited Adjusted Earnings Per Share*
	Three months ended December 31			Year ended December 31
(In dollars)	2022	2021	$ change	2022	2021	$ change
Basic and diluted earnings per share - Continuing operations	$1.21	$1.24	$(0.04)	$4.18	$4.91	$(0.73)
Add: Non-operating benefit (income) costs	(0.00)	0.00		(0.01)	0.01
Add: Restructuring costs(a)	0.08	0.06		0.32	0.34
Add: Acquisition and disposition related charges (benefits)(b)	(0.03)	0.02		(0.07)	0.03
Add: Spin-Off and separation costs(c)	0.02	—		0.03	—
Add: (Gain)/loss of business dispositions/divestments(d)	—	0.00		(0.00)	(0.00)
Add: Amortization of acquisition-related intangible assets	0.07	0.05		0.27	0.20
Add: Investment revaluation (gain)/loss(e)	0.02	0.00		0.07	(0.01)
Add: Tax effect of reconciling items	(0.04)	(0.03)		(0.15)	(0.14)
Less: Certain tax adjustments(f)	—	—		—	0.17
Adjusted basic and diluted earnings per share*(g)	$1.31	$1.36	$(0.05)	$4.63	$5.17	$(0.54)
(a) Consists of severance, facility closures, and other charges associated with historical restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementation, audit and advisory fees, legal entity separation, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Consists of certain income tax adjustments, such as the impact of tax legislation and the establishment or reversal of significant deferred tax asset valuation allowances.
(g) Adjusted earnings-per-share amounts are computed independently, thus, the sum of per-share amounts may not equal the total.

* Non-GAAP financial measure.

Unaudited Net Income to Estimated Standalone Adjusted EBIT*
	Three months ended December 31	Year ended December 31
($ In millions)	2022	2022
Net income attributable to GE HealthCare	$554	$1,916
Add: Interest and other financial charges - net	59	77
Add: Non-operating benefit (income) costs	(1)	(5)
Less: Benefit (provision) for income taxes	(151)	(563)
Less: Income from discontinued operations, net of taxes	6	18
Less: Net (income) loss attributable to noncontrolling interests	(19)	(51)
EBIT*	$776	$2,584
Add: Restructuring costs(a)	36	146
Add: Acquisition and disposition related charges (benefits)(b)	(14)	(34)
Add: Spin-Off and separation costs(c)	7	14
Add: (Gain)/loss of business dispositions/divestments(d)	—	(1)
Add: Amortization of acquisition-related intangible assets	31	121
Add: Investment revaluation (gain)/loss(e)	8	31
Adjusted EBIT*	$844	$2,861
Less: Estimated standalone costs(f)	50	200
Less: Estimated incremental interest expense(g)	—	—
Less: Estimated tax effect of reconciling items(h)	—	—
Standalone Adjusted EBIT*	$794	$2,661
Net income margin	11.2%	10.4%
Adjusted EBIT margin*	17.1%	15.6%
Standalone adjusted EBIT margin*	16.1%	14.5%
(a) Consists of severance, facility closures, and other charges associated with historical restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementation, audit and advisory fees, legal entity separation, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Estimated expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(g) Estimated additional interest expense related to the GEHC debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(h) Estimated tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments in jurisdictions where valuation allowances were depending on many factors including, but not limited to, the profitability in local jurisdictions and the legal entity structure implemented post Spin-Off and may be materially different from the estimate.

* Non-GAAP financial measure.

Unaudited Net Income to Estimated Standalone Adjusted Net Income*
	Three months ended December 31	Year ended December 31
($ In millions)	2022	2022
Net income attributable to GE HealthCare	$554	$1,916
Add: Non-operating benefit (income) costs	(1)	(5)
Add: Restructuring costs(a)	36	146
Add: Acquisition and disposition related charges (benefits)(b)	(14)	(34)
Add: Spin-Off and separation costs(c)	7	14
Add: (Gain)/loss of business dispositions/divestments(d)	—	(1)
Add: Amortization of acquisition-related intangible assets	31	121
Add: Investment revaluation (gain)/loss(e)	8	31
Add: Tax effect of reconciling items	(19)	(67)
Less: Income (loss) from discontinued operations, net of taxes	6	18
Adjusted net income*	$596	$2,103
Less: Estimated standalone costs(f)	50	200
Less: Estimated incremental interest expense(g)	100	541
Less: Estimated tax effect of reconciling items(h)	(35)	(171)
Standalone Adjusted net income*	$481	$1,533
(a) Consists of severance, facility closures, and other charges associated with historical restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementation, audit and advisory fees, legal entity separation, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Estimated expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(g) Estimated additional interest expense related to the GEHC debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(h) Estimated tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments in jurisdictions where valuation allowances were depending on many factors including, but not limited to, the profitability in local jurisdictions and the legal entity structure implemented post Spin-Off and may be materially different from the estimate.

* Non-GAAP financial measure.

Unaudited Continuing Earnings Per Share to Estimated Standalone Adjusted Earnings Per Share*
	Three months ended December 31	Year ended December 31
(In dollars)	2022	2022
Basic and diluted earnings per share - Continuing operations	$1.21	$4.18
Add: Non-operating benefit (income) costs	(0.00)	(0.01)
Add: Restructuring costs(a)	0.08	0.32
Add: Acquisition and disposition related charges (benefits)(b)	(0.03)	(0.07)
Add: Spin-Off and separation costs(c)	0.02	0.03
Add: (Gain)/loss of business dispositions/divestments(d)	—	(0.00)
Add: Amortization of acquisition-related intangible assets	0.07	0.27
Add: Investment revaluation (gain)/loss(e)	0.02	0.07
Add: Tax effect of reconciling items	(0.04)	(0.15)
Adjusted basic and diluted earnings per share*	$1.31	$4.63
Less: Estimated standalone costs(f)	0.11	0.44
Less: Estimated incremental interest expense(g)	0.22	1.19
Less: Estimated tax effect of reconciling items(h)	(0.08)	(0.38)
Standalone Adjusted earnings per share*(i)	$1.06	$3.38
(a) Consists of severance, facility closures, and other charges associated with historical restructuring programs.
(b) Consists of legal, consulting, and other transaction and integration fees, and adjustments to contingent consideration, as well as other purchase accounting related charges and other costs directly related to the transactions.
(c) Costs incurred in the Spin-Off and separation from GE, including system implementation, audit and advisory fees, legal entity separation, and other one-time costs.
(d) Consists of gains and losses resulting from the sale of assets and investments.
(e) Primarily relates to valuation adjustments for equity investments.
(f) Estimated expense of recurring and ongoing costs required to operate new functions required for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, human resources, legal, tax, facilities, branding, security, government relations, community outreach, and insurance.
(g) Estimated additional interest expense related to the GEHC debt issuances on November 22nd, 2022 and the draw down of the term loan on January 3rd, 2023, the amortization of original issue discount and deferred, debt issuance costs, and certain Euro to U.S. Dollar cross currency interest rate swap arrangements with a notional amount of $2.0 billion. Interest expense was calculated assuming constant debt levels throughout the periods.
(h) Estimated tax effect was determined by applying the respective statutory tax rates to the pre-tax adjustments in jurisdictions where valuation allowances were depending on many factors including, but not limited to, the profitability in local jurisdictions and the legal entity structure implemented post Spin-Off and may be materially different from the estimate.
(i) Adjusted earnings-per-share amounts are computed independently, thus, the sum of per-share amounts may not equal the total

* Non-GAAP financial measure.

Non-GAAP Financial Measures in Outlook
GE HealthCare calculates forward-looking non-GAAP financial measures, including Organic revenue growth, Adjusted EBIT margin, Adjusted ETR, Adjusted EPS, and Free cash flow conversion based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. GE HealthCare does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or dispositions, timing and magnitude of restructuring activities and revaluation of strategic investments, amongst other items. The timing and amounts of these items are uncertain and could have a substantial impact on GE HealthCare’s results in accordance with GAAP.

Conference Call and Webcast Information
GE HealthCare will discuss its results during its investor conference call today, January 30, 2023 at 8:00am ET. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website at https://investor.gehealthcare.com/news-events/events. An archived version of the webcast will be available on the website after the call.
Forward-looking Statements
This release contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about the Company's expected financial performance, including revenue, profit, taxes, earnings per share, and cash flows, and the Company's outlook; operational improvements; and the Company's strategy, innovation, and investments. These forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control. Factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include, but are not limited to, operating in highly competitive markets; the actions or inactions of third parties with whom the Company partners and the various collaboration, licensing, and other partnerships and alliances the Company has with third parties; demand for the Company’s products, services, or solutions and factors that affect that demand; management of the Company’s supply chain and the Company’s ability to cost-effectively secure the materials it needs to operate its business; disruptions in the Company’s operations; the global COVID-19 pandemic and its effects on the Company’s business; maintenance and protection of the Company’s intellectual property rights; the impact of potential information technology, cybersecurity or data security breaches; compliance with the various legal, regulatory, tax, and other laws to which the Company is subject and related changes, claims, or actions; environmental, social, and governance matters; the Company’s ability to successfully complete strategic transactions; the Company’s ability to operate effectively as an independent, publicly-traded company and achieve the benefits the Company expects from its spin-off from General Electric Company; and the incurrence of substantial indebtedness in connection with the spin-off and any related effect on the Company’s business. Please also see the "Risk Factors" section of the Company’s Form 10 filed with the U.S. Securities and Exchange Commission and any updates or amendments it makes in future filings. There may be other factors not presently known to the Company or

* Non-GAAP financial measure.

which it currently considers to be immaterial that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company does not undertake any obligation to update or revise its forward-looking statements except as required by applicable law or regulation.

About GE HealthCare Technologies Inc.
GE HealthCare is a leading global medical technology, pharmaceutical diagnostics, and digital solutions innovator, dedicated to providing integrated solutions, services, and data analytics to make hospitals more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 100 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across the care pathway. Together our Imaging, Ultrasound, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from diagnosis, to therapy, to monitoring. We are a $18.3 billion business with 50,000 employees working to create a world where healthcare has no limits.
Follow us on Facebook, LinkedIn, Twitter, Instagram and Insights for the latest news, or visit our website gehealthcare.com for more information.

Investor Relations Contact:
Carolynne Borders
+1-631-662-4317
carolynne.borders@gehealthcare.com

Media Contact:
Tor Constantino
+1-585-441-1658
tor.constantino@gehealthcare.com